Exhibit 99.1

Contact:
For immediate release	Mitchell Brown
March 30, 2005	610.818.6563

KRAMONT ANNOUNCES PROCEDURE FOR CONDITIONAL CONVERSION OF ITS SERIES B-1
PREFERRED SHARES TO COMMON SHARES

     Plymouth Meeting, Penn. March 30, 2005—Kramont Realty Trust (NYSE:KRT) announced today that it has created a procedure that will allow holders of its 9.75% Series B-1 Cumulative Convertible Preferred Shares (NYSE:KRTp) to condition the conversion of their shares to Kramont Common Shares upon the approval of the proposed pending merger transaction by Kramont’s shareholders.

     Under the procedure announced today, a registered holder of Series B-1 Preferred Shares may elect to submit certificates evidencing such shares to Kramont with a fully completed and duly executed form of Submission for Conditional Conversion (available at www.kramont.com or by request from the Company). Shares submitted under this procedure will be converted only if the merger transaction is approved by Kramont’s shareholders. The conversion will be effective immediately prior to the effective time of the merger.

     As a result, holders of Series B-1 Preferred Shares who choose to use this procedure would not have their shares converted if the merger is not approved by Kramont’s shareholders or is otherwise not consummated. Additionally, if the merger is consummated, holders using this procedure will be entitled to receive accrued and unpaid distributions on the Series B-1 Preferred Shares for the period ending at the effective time of the merger.

Conditional Conversion Instructions

     To submit certificates for conditional conversion under the procedure outlined in this press release, the registered holder must deliver to the Company by the deadline indicated below each Series B-1 Preferred Share certificate together with a form of Submission for Conditional Conversion, fully completed and duly executed by the registered holder whose name appears on such share certificate to the following address:

Kramont Realty Trust
Investor Relations
580 West Germantown Pike
Suite 200
Plymouth Meeting, PA 19462
Attn: Mary Gannon

     The method of delivery is at the option and risk of the holder of Series B-1 Preferred Shares and, in all cases, sufficient time should be allowed to ensure a timely delivery. Such Submission for Conditional Conversion must be in the form designated by the Company, which is available on the Company’s website (www.kramont.com), or from the Company at the address set forth above or by calling 610-825-7100. The form also is being filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K filed contemporaneously with this press release.

     The share certificate and related Submission for Conditional Conversion both must be received by the Company at the above address prior to Kramont’s previously announced Special Meeting of Shareholders to be held on Thursday, April 14, 2005 at 10:00 a.m. (Eastern Daylight Time) at which shareholders will consider and vote upon the pending transaction in which Kramont would merge into an affiliate of Melbourne, Australia-based Centro Properties Limited (ASX:CNP) named CWAR OP Merger Sub III Trust. All Series B-1 Preferred Shares evidenced by any such certificate and related Submission for Conditional Conversion so delivered to the Company will be treated the same way. No partial submissions for conditional conversion will be permitted by the Company.

     Kramont will hold any share certificates and related Submissions for Conditional Conversion submitted in this manner and deliver them to American Stock Transfer and Trust Company, the Company’s transfer agent, for conversion into Common Shares only in the event the pending merger is approved by Kramont’s shareholders entitled to vote on such transaction at Kramont’s Special Meeting of Shareholders.

Procedure For Shares Held by Brokers, Banks & Other Nominees

     Any holder who wishes to conditionally convert Series B-1 Preferred Shares that are held by a broker, bank or other nominee must contact such broker, bank or other nominee to obtain a share certificate registered in such holder’s name evidencing the holder’s Series B-1 Preferred Shares.

     In the event the pending merger transaction is not approved at the Special Meeting of Shareholders, Kramont will return each share certificate to the registered holder who submitted such certificate at the address of the holder set forth in the current books and records of Kramont.

Important Additional Information

     This procedure is being offered by the Company despite the terms of the Series B-1 Preferred Shares which call for any such conversion to be irrevocable, even if the pending merger transaction were not approved by shareholders or otherwise not consummated.

     This alternative procedure does not change a holder’s existing right to elect to make the irrevocable conversion of Series B-1 Preferred Shares into Common Shares described in Kramont’s proxy statement dated March 4, 2005. If the merger is consummated, holders electing to make an irrevocable conversion will be entitled to receive accrued but unpaid distributions (whether or not declared) on their Series B-1 Preferred Shares only through the date of conversion.

     Holders of Series B-1 Preferred Shares who properly convert their Series B-1 Preferred Shares to Common Shares in accordance with the terms of either method will become entitled to receive $33.17 per share in merger consideration on an as-converted basis, in cash and without interest, at the effective time of the merger. This amount exceeds the $25 per share that they will receive if they continue to hold Series B-1 Preferred Shares at the effective time of the merger and thereafter receive the liquidation preference upon the intended liquidation of the successor to Kramont.

     In both cases, holders will be entitled to receive accrued but unpaid distributions (whether or not declared) to the time of conversion or liquidation, as applicable and as described above. Kramont does not anticipate the declaration of any distributions on its Common, Series B-1 or Series E shares at this time.

     Holders of Series B-1 Preferred Shares should read Kramont’s Proxy Statement prior to making any decision with respect to such shares.

About Kramont

     Kramont Realty Trust is a self-administered, self-managed equity real estate investment trust specializing in neighborhood and community shopping center acquisitions, leasing, development and management. The company owns, operates, manages and has under development 93 properties encompassing nearly 12.5 million square feet of leasable space in 16 states. Nearly 80 percent of Kramont’s centers are grocery, drug or value retail anchored. For more information, please visit www.kramont.com.

     This communication is not a solicitation of a proxy or consent from any security holder of Kramont Realty Trust. Kramont has filed with the Securities and Exchange Commission a proxy statement and other relevant documents concerning the planned merger involving Kramont and CWAR OP Merger Sub III Trust. Kramont began mailing the Proxy Statement to its shareholders on March 4, 2005. We urge investors to read the Proxy Statement and any other relevant documents filed with the SEC, because they contain important information. Investors are able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC will be available free of charge from Kramont Realty Trust, Investor Relations, 580 West Germantown Pike, Suite 200, Plymouth Meeting, PA 19462.

     The respective directors and executive officers of Kramont and other persons may be deemed to be participants in the solicitation of proxies or consents in respect of the proposed merger. Information regarding Kramont’s directors and executive officers is available in its Proxy Statement filed with the SEC by Kramont on March 4, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant material filed with the SEC.

Safe Harbor Statement

     Certain statements contained in this press release that are not related to historical results are forward-looking statements, such as anticipated meeting and transaction times. The matters referred to in forward-looking statements are based on assumptions and expectations of future events which may not prove to be accurate and which could be affected by the risks and uncertainties involved in the proposed merger and Kramont’s business many of which cannot be predicted with accuracy and some of which might not even be anticipated. Prospective investors are cautioned that any such statements are not guarantees of future performance and that actual results may differ materially from those projected and implied in the forward-looking statements. These risks and uncertainties include, but are not limited to, the burden of Kramont’s substantial debt obligations; the risk that Kramont may not be able to refinance its debt obligations on reasonable terms, if at all; the highly competitive nature of the real estate leasing market; adverse changes in the real estate markets including, among other things, competition with other companies; general economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of prospective tenants and lease rents; financial condition and bankruptcy of tenants, including termination of leases by bankrupt tenants; the availability and terms of debt and equity financing; risks of real estate acquisition, expansion and renovation; construction and lease-up delays; the level and volatility of interest rates; governmental actions and initiatives; environmental/safety requirements; as well as certain other risks described in Kramont’s Form 10-K. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by cautionary statements in this paragraph and elsewhere described in Kramont’s Form 10-K and in other reports Kramont filed with the Securities and Exchange Commission.

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